Exhibit 24(c)







                       CONSENT OF INVESTMENT ADVISOR






The Board of Directors
Jefferson Bankshares, Inc.:

     We consent to the use of our fairness opinion incorporated herein by reference and to the reference to our firm under the headings "The Proposed Merger - Background and Reasons for the Merger" and "Opinion of Financial Advisor" in the prospectus.


                                   MCKINNON & COMPANY, INC.



Norfolk, Virginia
May 19, 1994